                                                                   EXHIBIT 10.47


                       SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (the "Amendment") is made and entered into as of February 12, 2001, by and between LINCOLN-RECP EMPIRE OPCO, LLC, a California limited liability company ("Landlord") and AVIGEN, INC., a Delaware corporation ("Tenant"), with reference to the following facts.

                                    RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated as of November 2, 2000, as amended by that certain First Amendment to Lease Agreement dated as of December 1, 2000 (collectively, the "Lease") for the leasing of certain premises consisting of approximately 67,482 rentable square feet located at 1301 Harbor Bay Parkway, Alameda, California (the "Premises") as such Premises are more fully described in the Lease, for a term commencing on December 1, 2000, and expiring on November 30, 2010.

B. The terms of the Lease were for a "full-service" lease; Tenant wishes to amend the Lease to be a "triple net" Lease at a lower rental rate, and Landlord is agreeable to the same.

C. Landlord and Tenant now wish to amend the Lease upon and subject to each of the terms, conditions and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

        1. RECITALS: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

        2. MODIFICATIONS TO LEASE: Effective as of December 1, 2000 (the "Effective Date"), the Lease is hereby modified as follows:

                2.1 BASE RENT.

                ARTICLE 3 - BASE RENT of the Lease is hereby amended as follows:

                                The first table set forth in Section 8. Base
Rent (Article 3) of the Summary of Basic Lease Information in the Lease is hereby revised in accordance with the following schedule:

              ----------------------- ----------- ----------------------- ----------------------
                       TERM           SQUARE        ANNUAL RENTAL RATE     MONTHLY INSTALLMENT
                                         FEET      PER RENTABLE SQUARE        OF BASE RENT
                                                           FOOT
              ----------------------- ----------- ----------------------- ----------------------
                12/1/00 -- 11/30/01     34,537            $17.62               $ 50,711.83
              ----------------------- ----------- ----------------------- ----------------------
                12/1/01 -- 11/30/02     34,537            $18.34               $ 52,784.05
              ----------------------- ----------- ----------------------- ----------------------
                12/1/02 -- 12/31/02     34,537            $19.06               $ 54,856.27
              ----------------------- ----------- ----------------------- ----------------------
                 1/1/03 -- 11/30/03     67,482            $19.06               $107,183.91
              ----------------------- ----------- ----------------------- ----------------------
                12/1/03 -- 11/30/04     67,482            $19.90               $111,907.65
              ----------------------- ----------- ----------------------- ----------------------
                12/1/04 -- 11/30/05     67,482            $20.62               $115,956.57
              ----------------------- ----------- ----------------------- ----------------------
                12/1/05 -- 11/30/06     67,482            $21.46               $120,680.31
              ----------------------- ----------- ----------------------- ----------------------
                12/1/06 -- 11/30/07     67,482            $22.30               $125,404.05
              ----------------------- ----------- ----------------------- ----------------------
                12/1/07 -- 11/30/08     67,482            $23.14               $130,127.79
              ----------------------- ----------- ----------------------- ----------------------
                12/1/08 -- 11/30/09     67,482            $23.98               $134,851.53
              ----------------------- ----------- ----------------------- ----------------------
                12/1/09 -- 11/30/10     67,482            $24.94               $140,250.09
              ----------------------- ----------- ----------------------- ----------------------

                      Base Rent for the A Remaining Premises is waived by the
               Landlord for the period from the RPA Commencement Date through the RPB Commencement Date. From and after the RPB Commencement Date, Tenant shall pay to Landlord Base Rent for both the RPA Remaining Premises and the RPB Remaining Premises at the monthly rate of $0.99 per rentable square foot, or Thirty-two Thousand Five Hundred Sixty Dollars and Sixty-four Cents ($32,560.64), through May 31, 2002; and thereafter Tenant shall pay to Landlord Base Rent for both the RPA Remaining Premises and the RPB Remaining Premises at the monthly rate of $1.06 per rentable square foot, or Thirty-four Thousand Eight Hundred Sixty-six Dollars and Seventy-nine Cents ($34,866.79).

                      The second table set forth in Section 8. Base Rent
               (Article 3) of the Summary of Basic Lease Information in the Lease (for Base Rent for the "Remaining Premises" from the "RP Commencement Date" through December 31, 2002), is hereby revised in accordance with the following schedule:

              ----------------------- ---------------- ------------------------- --------------
                       TERM              REMAINING       REMAINING PREMISES -       MONTHLY
                                         PREMISES       ANNUAL RENTAL RATE PER    INSTALLMENT
                                        SQUARE FEET      RENTABLE SQUARE FOOT    OF BASE RENT
              ----------------------- ---------------- ------------------------- --------------
                 3/1/01 - 5/31/02         32,945                $11.86            $32,560.64
              ----------------------- ---------------- ------------------------- --------------
                6/1/02 - 12/31/02         32,945                $12.70            $34,866.79
              ----------------------- ---------------- ------------------------- --------------

                      Advance Rent (Section 3.1) shall be Fifty Thousand Seven
               Hundred Eleven Dollars and Eighty-three Cents ($50,711.83).

               2.2 DELETION OF BASE YEAR. Section 9.1 -- Base Year for Tenant's Share of Direct Expenses -- of the Summary of Basic Lease Information in the Lease, and Section 4.3.1 of the Lease are hereby deleted in their entirety, it being the intention of the parties that there shall be no "Base Year" in the Lease, and that Tenant shall pay Direct Expenses without any deduction for Base Year expenses.

                2.3 ADDITIONAL RENT. Section 4.1 of the Lease is hereby deleted in its entirety and replaced by the following:

                      4.1 ADDITIONAL RENT. Commencing on the Lease Commencement
               Date and continuing throughout the balance of the Lease Term, Tenant shall pay as additional rent the "Tenant's Share", as defined in Section 4.3.8, of Direct Expenses. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 which is properly attributable to the Lease Term shall survive the expiration or earlier termination of the Lease Term.

               2.4 OPERATING EXPENSES. The first paragraph of Section 4.3.5 of the Lease is hereby deleted in its entirety and replaced by the following:

                      4.3.5 "Operating Expenses" shall mean all expenses, costs
               and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Building, Complex and Real Property, including, without limitation, any amounts paid for:
               (i) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation of any transportation system management program or similar program required by any governmental authority; (ii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property, the Complex and/or the Building, including any commercially reasonable deductibles; (iii) the cost of exterior landscaping, exterior relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred by Landlord in connection with the management, operation, repair and maintenance of the Building, the Complex and Real Property; (iv) the cost of parking area repair, restoration, and maintenance; (v) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (vi) wages, salaries and other compensation and benefits of all persons directly engaged (whether or not 100% of such person's efforts are devoted to this Building, Complex and Real Property, provided that only the portion attributable to this Building, Complex and Real Property shall be included in Operating Expenses) in the operation, management, maintenance or security of the Building, the Complex and the Real Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building, Complex or Real Property; (viii) the cost of alarm and security service (if any security service is provided by Landlord), fire protection and life/safety systems and services, exterior window cleaning, trash removal, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (ix) any and all levies, charges, fees and/or assessments payable to any applicable owner's association and/or condominium association with respect to the Complex; (x) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used by Landlord in the maintenance, operation and repair of the Building, Complex and Real Property; and (xi) the cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Building, Complex and Real Property, to the extent that the same result in savings, and (II) made to the Building, Complex or Real Property after the Lease Commencement Date that are required under any governmental law or regulation adopted subsequent to the Commencement Date, or (III) which are reasonably determined by Landlord to be in the best interests of the Building, the Complex and/or the Real Property; provided, however, that if any such cost described in (I), (II) or (III) above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its estimated useful life as Landlord shall reasonably determine, which estimated useful life shall be comparable to that used by landlords of comparable buildings in the vicinity of the Complex. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building or the Complex is not fully occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building and/or the Complex been fully occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Building and/or the Complex (the "Cost Pools"). Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the Building and/or the Complex.

               In addition, the last sentence of the second paragraph of Section
        4.3.5 and all of Section 4.3.7.2 are hereby deleted in their entirety.

               2.5 SYSTEMS AND EQUIPMENT. Section 4.3.6 of the Lease is hereby deleted in its entirety and replaced by the following:

                      4.3.6 "Systems and Equipment" shall mean any plant,
               machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, or security systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Premises in whole or in part.

               2.6 TENANT'S SHARE OF DIRECT EXPENSES. Section 4.4.1 and Section
        4.4.2.1 of the Lease are hereby deleted in their entirety and replaced by the following:

                      4.4.1 TENANT'S SHARE OF DIRECT EXPENSES. For any Expense
               Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, in the manner set forth in Section 4.4.2, below, and as Additional Rent, Tenant's Share of Direct Expenses for such Expense Year.

                      4.4.2 STATEMENT OF ACTUAL DIRECT EXPENSES AND PAYMENT BY TENANT.

                             4.4.2.1 Landlord shall endeavor to give to Tenant
               on or before the first day of the sixth month following the end of each Calendar Year, a statement (the "Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year. Upon receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as the "Estimate," as that term is defined in Section 4.4.3 of this Lease. In the event that the amount paid by Tenant during such Expense Year as an Estimate exceeds the actual Direct Expenses, Landlord shall remit such difference to Tenant within thirty (30) days. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice or prevent Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall immediately pay to Landlord the full amount of the Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as the Estimate, and any overpayment by Tenant shall be returned to Tenant within thirty (30) days.

               2.7 STATEMENT OF ESTIMATED DIRECT EXPENSES. Section 4.4.3 of the Lease is hereby deleted in its entirety and replaced by the following:

                      4.4.3 STATEMENT OF ESTIMATED DIRECT EXPENSES. In addition,
               Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimate under this Article 4. Commencing on the Commencement Date, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimate for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimate set forth in the previous Estimate Statement delivered by Landlord to Tenant.

               2.8 SERVICES AND UTILITIES. Article 6 of the Lease is hereby deleted in its entirety and replaced by the following:

               ARTICLE 6 - SERVICES AND UTILITIES

                      6.1 STANDARD TENANT SERVICES. Landlord shall provide the
               following services on all days during the Lease Term, unless otherwise stated below.

                             6.1.1 Landlord shall provide adequate electrical
               wiring and facilities for normal general office use as reasonably determined by Landlord. Tenant shall bear the cost of power, replacement of lamps, starters and ballasts for lighting fixtures within the Premises.

                             6.1.2 Landlord shall provide exterior window
               washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

                             Landlord shall have no responsibility for providing
               the following services, and Tenant shall be responsible for the same: (i) heating, ventilation or air-conditioning service, supplies, maintenance or repairs; (ii) electrical power, service, supplies, maintenance or repairs; (iii) water and sewer; (iv) janitorial service or supplies; (v) freight and passenger elevator service; (vi) interior landscaping; (vii) plumbing service, supplies, maintenance or repairs; or (viii) any other utilities.

                      6.2 INTERRUPTION OF USE. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for inability of Tenant to obtain or delay in obtaining any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof; and such inability or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to an inability to obtain any of the services or utilities as set forth in this Article 6. Notwithstanding the foregoing, if an inability to obtain utilities results from the gross negligence or willful misconduct of Landlord, or its employees, agents and contractors, and not due to any fault or breach by Tenant, and the Premises are not usable by Tenant for the conduct of Tenant's business as a result thereof, Base Rent and applicable Direct Expenses not actually incurred up to that point by Tenant shall be abated for the period which commences five (5) business days after the date Tenant gives to Landlord notice of such interruption until such utilities are restored.


                      6.3    OFFICE AND COMMUNICATIONS SERVICES.

                             6.3.1 Landlord has advised Tenant that certain
               office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord ("Provider"). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant shall also be permitted to obtain office and communications services from any other reputable person or entity in the business of providing the same (herein called an "Alternate Provider"), provided that Landlord shall not be required thereby to make any alterations in or to any part of the Building or the use of any facilities or equipment of the Building, and provided further that no such services provided by an Alternate Provider, or any equipment or facilities used or to be used in connection therewith shall be incompatible in any respect with, or shall interfere with or otherwise impair or adversely affect, the operation, reliability or quality of the Building systems or any services, equipment or facilities used or operated by Provider or any other tenant in the Building.

                             6.3.2 Tenant acknowledges and agrees that: (i)
               Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, whether provided by Provider or any Alternate Provider, or the quality, reliability or suitability thereof; (ii) neither Provider nor any Alternate Provider is acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider or any Alternate Provider or their agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider or any Alternate Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder. Without limiting the generality of the foregoing, no default or failure of Provider or any Alternate Provider with respect to any such services, equipment, facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of Rent or Additional Rent or any other payment required to be made by Tenant hereunder, or constitute any actual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

                      6.4 UTILITIES FOR LABORATORY SPACE. In the event Tenant
               constructs a laboratory within the Premises, Tenant shall cause such laboratory to be separately metered and shall pay the utility companies directly for the cost of any utilities. In the event Tenant pays the utility companies directly for the cost of any utilities, costs for such utilities shall not be included in Direct Expenses.

               2.9 REPAIRS AND MAINTENANCE. Article 7 - Repairs of the Lease is hereby deleted in its entirety and replaced by the following:

                      7.     REPAIRS AND MAINTENANCE

                      7.1 TENANT'S REPAIRS AND MAINTENANCE OBLIGATIONS: Except
               for those portions of the Premises to be maintained by Landlord, as provided in Sections 7.2 and 7.3 below, Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises in good, clean and safe condition and repair, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original thereof, all of the foregoing to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage caused by Tenant or any of Tenant's Representatives and replacing any property so damaged by Tenant or any of Tenant's Representatives. Without limiting the generality of the foregoing, Tenant shall be solely responsible for promptly maintaining, repairing and replacing (a) all mechanical systems, heating, ventilation and air conditioning systems exclusively serving the Premises, unless maintained by Landlord, (b) all plumbing work and fixtures exclusively serving the Premises (from their point of entry into the Premises), (c) electrical wiring systems, fixtures and equipment exclusively serving the Premises (from their point of entry into the Premises), (d) all interior lighting (including, without limitation, light bulbs and/or ballasts), (e) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers located within the Premises,
               (f) all roll-up doors, ramps and dock equipment located within the Premises, (g) all tenant signage, (h) lifts for disabled persons exclusively serving the Premises, (i) sprinkler systems, security systems exclusively serving the Premises, except to the extent maintained by Landlord, and (j) all lighting systems, partitions, fixtures, equipment, interior painting, interior walls and floors and floor coverings, and ceiling tiles and fixtures of the Premises and every part thereof (including, without limitation, any demising walls contiguous to any portion of the Premises). Additionally, Tenant shall be solely responsible for performance of the regular removal of trash and debris. Tenant shall have no right of access to or right to install any device on the roof of the Premises nor make any penetrations of the roof of the Premises without the express prior written consent of Landlord. Tenant shall obtain and maintain throughout the term of this Lease maintenance and service contracts for the elevator and for the heating, ventilation and air-conditioning system, including periodic maintenance therefor, reasonably satisfactory to Landlord, and shall provide Landlord with copies thereof and such reasonable assurances that such contracts are in full force and effect as Landlord may reasonably require.

                      7.2 MAINTENANCE BY LANDLORD: Subject to the provisions of
               Section 7.1 above, and further subject to Tenant's obligation under Article 4 to reimburse Landlord, in the form of Additional Rent, for the cost and expense of the following described items, Landlord agrees to repair and maintain the following items: fire protection and life/safety systems and services; the roof and roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs relating to the presence of such additional equipment); exterior painting of the Premises; exterior window cleaning; exterior lighting adjacent to the Premises; and the parking areas, pavement, landscaping, sprinkler systems, sidewalks, driveways and curbs. Notwithstanding anything in this Article 7 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises caused by or created due to any act, omission, negligence or willful misconduct of Tenant or any of Tenant Representatives and to restore the Premises to the condition existing prior to the occurrence of such damage. If Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Tenant shall promptly report, in writing, to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report any such defect shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition, to the extent such liability is due to Tenant's failure to so report such defect.

                      7.3 LANDLORD'S REPAIRS AND MAINTENANCE OBLIGATIONS:
               Subject to the provisions of Section 7.1 and Articles 25 and 26, and except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, Landlord agrees, at Landlord's sole cost and expense, to (a) keep in good repair the structural portions of the floors, foundations and exterior perimeter and interior load bearing walls of the Premises (exclusive of glass and exterior doors), and (b) replace the structural portions of the roof of the Premises (excluding the roof membrane).

                      7.4 TENANT'S FAILURE TO PERFORM REPAIRS AND MAINTENANCE
               OBLIGATIONS: If Tenant refuses or neglects to repair and maintain the Premises and the other areas properly as required herein and to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, at any time make such repairs or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant's Property or to Tenant's business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives. If Landlord makes such repairs or maintenance, upon completion thereof Tenant shall pay to Landlord, as Additional Rent, Landlord's costs and expenses incurred therefor. The obligations of Tenant hereunder shall survive the expiration of the Term of this Lease or the earlier termination thereof. Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect with respect to the Premises.

        3. EFFECT OF AMENDMENT: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail. Tenant hereby renews its obligations to Landlord for the full, prompt and timely payment of all rents and other sums required to be paid by Tenant during the term of the Lease as herein modified, and for the full, prompt and timely performance of, compliance with and observation of all the terms contained in the Lease as herein modified.

        4. DEFINITIONS: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

        5. NO BROKER: Each party warrants and represents to the other that no real estate broker, sales person, finder or other person has the right to payment of a commission or fee in connection with this

Amendment as a consequence of contacts with such party. Each party shall indemnify, protect, defend and hold the other harmless from any and all loss, cost, damage or expense (including attorneys' fees and costs, including fees and costs on appeal, if any) arising out of or related to claims for a real estate brokerage commission, finder's fee or similar compensation, based upon allegations by the claimant that it is entitled to a commission, fee or other compensation from the indemnified party as a consequence of contacts with the indemnifying party.

        6. ENTIRE AGREEMENT: The Lease and this Amendment constitute the entire understanding between the parties with respect to the Premises. No subsequent amendment will be effective unless it is in writing and executed by the parties.

        7. COUNTERPARTS: This Amendment may be executed in counterparts, each of which when executed and delivered shall be an original.

        8. AUTHORITY: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.


IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                           TENANT:

                                           AVIGEN, INC.,
                                           a Delaware corporation



Date:   2/13/01                            By: /s/ JOHN MONAHAN
      -----------------------                 ----------------------------------
                                           Name:   John Monahan
                                                --------------------------------
                                           Title:  CEO
                                                 -------------------------------

Date:   2/13/01                            By: /s/ THOMAS J. PAULSON
     -----------------------                  ----------------------------------
                                           Name:   Thomas J. Paulson
                                                --------------------------------
                                           Title:  VP-Finance, CFO
                                                 -------------------------------




                                           LANDLORD:

                                           LINCOLN-RECP EMPIRE OPCO, LLC,
                                           a California limited liability
                                           company

                                           By: Legacy Partners Commercial, Inc.,
                                           as agent for LINCOLN-RECP EMPIRE
                                           OPCO, LLC,



Date:                                      By: /s/ DEBRA SMITH
     -----------------------                  ----------------------------------
                                           Name:   Debra Smith
                                                --------------------------------
                                           Title:  Senior Vice President
                                                 -------------------------------


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